UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 5, 2016, OncoMed Pharmaceuticals, Inc. (the “Company”) announced selected financial data as of December 31, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is located on the Company’s website at www.oncomed.com under “Investors – Press Releases.”

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 7.01.	Regulation FD.

The Company’s management will present at the 34th Annual J.P. Morgan Healthcare Conference in San Francisco on Thursday, January 14, 2016 at 10:00 am PT/1:00 pm ET and provide an overview of the company and recent pipeline progress, selected financial data as of December 31, 2015 and milestones. A webcast of the presentation (audio only) will be accessible through a link in the Investor Relations section of the OncoMed website: http://www.oncomed.com. The webcast will also be recorded and available for replay on the OncoMed website for up to 45 days.

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.	Other Events.

On January 5, 2016, the Company announced the achievement of the $70 million safety milestone (the “Safety Milestone”) under its Master Research and Collaboration Agreement (the “Collaboration Agreement”) with Celgene Corporation based on an analysis of available Phase 1b and blinded interim Phase 2 clinical trial safety data associated with the Company’s demcizumab (anti-DLL4, OMP-21M18) program. The Company also announced the achievement of a $2.5 million milestone under the Collaboration Agreement for clinical candidate designation of an undisclosed preclinical immuno-oncology program (together with the Safety Milestone, the “Milestones”). Including the Milestones, the Company’s pro forma cash balance as of December 31, 2015 was $227.2 million.

In addition, upon the achievement of the Safety Milestone, restricted stock unit awards (the “RSU Awards”) held by certain officers and employees of the Company vested as to 25% of the shares of common stock thereunder (the “Shares”). Pursuant to sell-to-cover elections made at the time of the initial grants of the RSU Awards, such officers and employees are required to sell, as soon as practicable after the vesting of the Shares, a portion of the Shares to satisfy their tax withholding obligations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2016	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ Sunil Patel
Sunil Patel
Chief Financial Officer, Senior Vice President, Corporate Development and Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release